BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20150328159-76**
	Filing Date and Time **07/20/2015 12:55 PM**
	Entity Number **C13059-1998**

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Payment Data Systems, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 common capital shares, par value $0.001, and 10,000,000 preferred capital shares, par value $0.01

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 common capital shares, par value $0.001, and 10,000,000 preferred capital shares, par value $0.01

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common stock reverse split 1-for-15. One share of common stock will be issued after the exchange for 15 shares of common stock, plus an indeterminate number of shares to be exchanged for fractional shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of common stock will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: 07/23/2015 Time: 8:00am EDT

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

CEO, Chairman
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.